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                                                                      EXHIBIT j

                         INDEPENDENT AUDITORS' CONSENT




The Board of Trustees and Shareholders
AIM Special Opportunities Funds:

We consent to the use of our reports on the AIM Small Cap Opportunities Fund and AIM Mid Cap Opportunities Fund (series of AIM Special Opportunities Funds) dated September 3, 1999 included herein and the references to our firm under the headings "Financial Highlights" in the Prospectuses and "Audit Reports" in the Statement of Additional Information.


/s/ KPMG LLP

KPMG LLP

Houston, Texas
September 24, 1999